Exhibit 10.3

QUIKSILVER, INC.

2013 PERFORMANCE INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

(Employee Grant)

Participant:	Andrew P. Mooney

Grant Date:	March 19, 2013

Number of Restricted
Stock Units Granted:	1,200,000

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is dated as of March 19, 2013 (the “Grant Date”) and is entered into by and between Quiksilver, Inc., a Delaware corporation (the “Corporation”), and the Participant specified above (the “Participant”).

WHEREAS, pursuant to the Quiksilver, Inc. 2013 Performance Incentive Plan (the “Plan”), the Corporation has granted to the Participant, effective as of the Grant Date, a credit of stock units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW, THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined in the attached Appendix or elsewhere herein shall have the meaning assigned to such terms in the Plan.

2. Grant. Subject to the terms of this Agreement, the Corporation hereby grants to the Participant an award with respect to an aggregate of 1,200,000 stock units (subject to adjustment as provided in Section 7.1 of the Plan) (the “Restricted Stock Units”). As used herein, the term “restricted stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement. The Restricted Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Restricted Stock Units vest pursuant to Section 3. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind.

3. Vesting and Delivery of Shares.

(a) Vesting. Subject to Sections 4 and 9 below, 100% of the Restricted Stock Units subject to the Award shall vest, and the shares of Common Stock subject to the Restricted Stock Units shall immediately be issued to the Participant, if during any consecutive thirty (30) day period the weighted average per-share trading price of the Corporation’s Common Stock (as reported on the New York Stock Exchange or any other established stock exchange or national market system on which shares of Common Stock are then listed, if not listed on the New York Stock Exchange) equals or exceeds $12.50 (the “Performance Vesting Target”). Notwithstanding the foregoing, in the event the Performance Vesting Target is attained prior to the 12-month anniversary of the Grant Date, the Restricted Stock Units shall become vested, and shares of Common Stock subject to the Restricted Stock Units shall be issued to the Participant, on the 12-month anniversary of the Grant Date; provided, however, that if the Participant’s Service is terminated by the Corporation for Misconduct or the Participant voluntarily resigns from Service to the Corporation (or a Parent or Subsidiary) for any reason other than Retirement, death or Permanent Disability prior to the 12-month anniversary of the Grant Date, then, subject to Section 9(a) below, the Restricted Stock Units shall be cancelled and forfeited to the Corporation for no consideration.

(b) Acceleration of Vesting Upon Certain Events. Immediately prior to the consummation of a Corporate Transaction or Change in Control pursuant to which the holders of Common Stock become entitled to receive per-share consideration having a value equal to or greater than $9.28 (the “Threshold Price”), 100% of the Restricted Stock Units subject to the Award shall immediately vest, and the shares of Common Stock subject to the Restricted Stock Units shall immediately be issued to the Participant. Upon the consummation of a Corporate Transaction or Change in Control pursuant to which the holders of Common Stock of the Corporation become entitled to receive per-share consideration less than the Threshold Price, the Restricted Stock Units shall only vest, and restrictions shall only lapse, in the sole discretion of the Board. For the avoidance of doubt, in the event of a Corporate Transaction or Change in Control pursuant to which the holders of Common Stock become entitled to receive per-share consideration less than the Threshold Price and the Board does not exercise its discretion to cause the Restricted Stock Units to vest, this Agreement shall terminate and the Restricted Stock Units shall be cancelled and forfeited to the Corporation for no consideration.

(c) The date on which the Performance Vesting Target is attained and the time immediately prior to a Corporate Transaction or Change in Control in which the Threshold Price is attained are each referred to respectively herein as the “Vesting Date.”

4. Termination of Agreement. In the event that, prior to November 1, 2016, neither the Performance Vesting Target is attained nor is a Corporate Transaction or Change in Control consummated in which the Threshold Price is attained, this Agreement shall terminate and the Restricted Stock Units shall be cancelled and forfeited to the Corporation for no consideration.

5. Continuance of Employment or Service Required; No Employment or Service Commitment. Except as provided in Section 9 of this Agreement, vesting of the Restricted Stock Units requires continued Service of the Participant from the Grant Date through the applicable Vesting Date as a condition to the vesting of the Restricted Stock Units and the rights and benefits under this Agreement. Except as provided in Section 9 of this Agreement, Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 9 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation (or any Parent or Subsidiary), interferes in any way with the right of the Corporation (or any Parent or Subsidiary) at any time to terminate such employment or services, or affects the right of the Corporation (or any Parent or Subsidiary) to increase or decrease the Participant’s other compensation or benefits. Nothing in this section, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

6. Dividend and Voting Rights. The Participant shall have no rights as a stockholder of the Corporation, no dividend rights and no voting rights with respect to the Restricted Stock Units and any shares of Common Stock underlying or issuable in respect of such Restricted Stock Units unless and until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.

7. Restrictions on Transfer. Neither the Restricted Stock Units, nor any interest therein nor amount payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered (collectively, a “Transfer”), either voluntarily or involuntarily. The Transfer restrictions in the preceding sentence shall not apply to (i) transfers to the Corporation, or (ii) transfers by will or the laws of descent and distribution. After any Restricted Stock Units have vested and shares of Common Stock have been issued with respect thereto, the Participant shall be permitted to Transfer such shares of Common Stock, subject to applicable securities law requirements, the Corporation’s insider trading policies, and other applicable laws and regulations.

8. Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the total number of Restricted Stock Units subject to the Award pursuant to Section 3 hereof or Section 7 of the Plan (and in all events not later than two and one-half months after the applicable vesting date), the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Restricted Stock Units subject to this Award that vest on the applicable vesting date, unless such Restricted Stock Units terminate prior to the given vesting date pursuant to this Agreement. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Restricted Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Restricted Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Participant shall have no further rights with respect to any Restricted Stock Units that are paid or that terminate pursuant to Section 9.

9. Effect of Termination of Service; Misconduct.

(a) Termination of Service. Subject to earlier vesting as provided in Section 3 hereof, if the Participant ceases to provide Services to the Corporation (or a Parent or Subsidiary) due to the Participant’s resignation for “Good Reason” (as such term is defined in the Participant’s employment agreement with the Corporation as in effect on the Grant Date), the Participant’s death, Permanent Disability, Retirement, or termination of Service by the Corporation other than for Misconduct, then the Participant shall retain a number of Restricted Stock Units equal to the product of (i) the total number of Restricted Stock Units granted hereunder (subject to adjustment under Section 7.1 of the Plan), and (ii) a fraction, the numerator of which is the number of whole months which have passed since the Grant Date and the denominator of which is 43. Such retained Restricted Stock Units shall remain subject to the vesting and other provisions set forth in this Agreement, and any remaining Restricted Stock Units shall be cancelled and forfeited as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

(b) Misconduct/Voluntary Resignation. Subject to earlier vesting as provided in Section 3 hereof, if the Participant’s Service is terminated by the Corporation for Misconduct or the Participant voluntarily resigns from Service to the Corporation (or a Parent or Subsidiary) for any reason other than Good Reason, Retirement, death or Permanent Disability, this Agreement shall terminate and the Participant’s Restricted Stock Units shall be cancelled and forfeited to the Corporation without payment of any consideration by the Corporation and without any other action by the Participant, with such cancellation and forfeiture to be either (i) immediately prior to the date the Participant first so engages in Misconduct, or (ii) the date on which the Participant so voluntarily resigns from Service.

10. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Restricted Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award.

11. Taxes. The Corporation (or any Parent or Subsidiary last employing the Participant) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required with respect to Withholding Taxes. Alternatively, the Participant or other person in whom the Restricted Stock Units vest may irrevocably elect, in such manner and at such time or times prior to any applicable tax date as may be permitted or required under rules established by the Corporation, to have the Corporation withhold and reacquire shares of Common Stock at their Fair Market Value at the time of vesting to satisfy all or part of the statutory minimum Withholding Taxes of the Corporation (or any Parent or Subsidiary) with respect to such vesting. Any election to have shares so held back and reacquired shall be subject to such rules and procedures, which may include prior approval of the Corporation, as the Corporation may impose.

12. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices to the attention of the Secretary. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the Participant’s last address reflected on the Corporation’s payroll records. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified, but if the Participant is no longer an Employee, such notice shall be deemed effective five business days after the date mailed in accordance with the foregoing provisions of this Section 12.

13. Plan. The Restricted Stock Units and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Plan Summary and Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

14. Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Without limiting the generality of the foregoing, the provisions of this Agreement supersede any conflicting provisions which may appear in any employment agreement between the parties hereto. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

15. Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Restricted Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Restricted Stock Units, as and when payable hereunder.

16. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

17. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

19. Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

20. No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Restricted Stock Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Agreement) or recommendation with respect to the Award. Except for the withholding rights set forth in Section 11 above, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award.

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IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

QUIKSILVER, INC., a Delaware corporation

Carol E. Scherman Executive Vice President, Global Human Resources

PARTICIPANT

Andrew P. Mooney

APPENDIX

The following definitions shall be in effect under this Agreement:

A. “Change in Control” shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders; or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

B. “Corporate Transaction” shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

C. “Employee” shall mean any individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

D. “Fair Market Value” shall have the meaning given to such term in Section 5.6 of the Plan.

E. “Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definitions shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

F. “Parent” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

G. “Permanent Disability” or “Permanently Disabled” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is both (i) expected to result in death or determined to be total and permanent by two (2) physicians selected by the Corporation or its insurers and acceptable to the Participant (or the Participant’s legal representative), and (ii) to the extent the Participant is eligible to participate in the Corporation’s long-term disability plan, entitles the Participant to the payment of long-term disability benefits from the Corporation’s long-term disability plan. The process for determining a Permanent Disability in accordance with the foregoing shall be completed no later than the later of (i) the close of the calendar year in which the Participant’s Service terminates by reason of the physical or mental impairment triggering the determination process or (ii) the fifteenth day of the third calendar month following such termination of Service.

H. “Retirement” shall mean that the Participant has terminated Service with the Corporation (or any Parent or Subsidiary) with the intention of not engaging in paid employment for any employer in the future, and the Board (or its designee) has determined that such termination of Service constitutes Retirement for purposes of this Agreement.

I. “Service” shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee. Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) the Participant no longer performs services in the capacity of an Employee for the Corporation or any Parent or Subsidiary; or (ii) the entity for which the Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Participant may subsequently continue to perform services for that entity.

J. “Withholding Taxes” shall mean the federal, state and local income and employment withholding taxes to which the Participant may become subject in connection with the issuance or vesting of Restricted Stock Units or upon the disposition of shares acquired pursuant to this Agreement.

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